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Exhibit 99.2

Vermillion Announces Equity Financing of up to $18.9 Million; Suspends ATM Program

AUSTIN, Texas, December 23, 2014 – Vermillion, Inc. (Nasdaq:  VRML), a bio-analytical solutions company focused on gynecologic disease, announced today that investors including Oracle Investment Management, Jack W. Schuler, Birchview Fund LLC and several Vermillion directors have agreed to purchase approximately $10.5 million of unregistered shares of Vermillion’s common stock and warrants to purchase unregistered shares of Vermillion common stock in a private placement.

Under the terms of the private placement, Vermillion has agreed to sell an aggregate of 6,944,445 shares of its common stock at the price of $1.44 per share, the closing price quoted on NASDAQ on December 18, 2014.  In addition, the investors will receive warrants to purchase up to an aggregate of 4,166,659 shares of Vermillion common stock at an exercise price of $2.00 per share.  The warrants become exercisable six months after the closing of the private placement and have a term of three years from the date of issuance.  If and when the warrants are exercised, the company will realize an additional $8.3 million in proceeds, bringing the total investment to approximately $18.9 million, before transaction costs.

In connection with the transaction, Vermillion agreed to use commercially reasonable efforts to file as soon as reasonably practicable but no later than 60 days after the closing a registration statement with the Securities and Exchange Commission to register the resale of both the shares and the shares underlying the warrants issued at the closing.

The private placement is expected to close on or about December 23, 2014, subject to customary closing conditions. The proceeds will be used for working capital and general corporate purposes.

“We are pleased with the success of this capital raise.  It will provide the funds necessary to propel our commercial transition,” said James LaFrance, Chairman, President and Chief Executive Officer of Vermillion. “With this additional round of financing, we are also suspending our at-the-market offering.”

“I am very excited about the year we have in front of us.   This investment represents a commitment from our current investors in our “new” team and five year strategy.  It is a recognition of our skills and expertise to become a leader in proprietary diagnostic and bio-analytical solutions for the gynecological disease. Our goal is to improve the quality of life one patient at a time, and there are significant unmet clinical needs in gynecologic disease, starting with ovarian cancer,” said Valerie Palmieri, incoming President and Chief Executive Officer of Vermillion.

The funds will enable Vermillion to expedite its Ova2 launch, as well as build our Adnexal mass registry, which is the foundation for portfolio and market expansion.

About Adnexal Masses

•	500,000 – 1 million women experience ovarian masses and 150,000 – 300,000 women have suspicious ovarian tumors removed annually in the US.
•	Ovarian cancer is rarely diagnosed in early stages and has the highest mortality rate of all gynecological cancers.
•	Over 65,000 OVA1 tests have been ordered to date.
•	Vermillion has launched ASPiRA Labs, a CLIA certified national clinical lab, to serve as a cutting-edge biomarker diagnostics center for gynecological cancers.

About OVA1

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OVA1 is a proprietary FDA-cleared blood test to help physicians assess the risk of ovarian cancer prior to surgery and trigger the involvement of a specialist (gynecologic oncologist) for higher risk patients

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The OvaCalc® proprietary algorithm combines five biomarker results into a single numerical “risk score” that stratifies patients into “higher risk” and “lower risk” when combined with clinical assessment

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In two pivotal clinical trials, (Ueland FR, DeSimone CP, Seamon et al. Obstetrics & Gynecology 2011;117:1289-1297; Bristow RE, Smith A, Zhang Z et al. Gynecologic Oncology 2013;128:252-259) OVA1 plus clinical impression detected 96% of all malignancies  vs. 75%  for clinical impression alone. It subsequently reduced the number of malignancies missed from 25% to 4%, a reduction of 83%.

•	For early-stage cancers specifically, 31% were missed by clinical impression alone. This was reduced to 5% when OVA1 was added to clinical impression, a reduction of 85%.
•	Vermillion is currently developing a next-generation test, OVA2, which has an expected release in the second half of 2015.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities. The securities offered and sold in the private placement have not been registered under the Securities Act of 1933, as amended, or any state securities laws, and may not be offered or sold in the United States absent registration, or an applicable exemption from registration under the Securities Act and applicable state securities laws.

About Vermillion

Vermillion, Inc. is dedicated to the discovery, development and commercialization of novel high-value diagnostic and bio-analytical solutions that help physicians diagnose, treat and improve outcomes for patients. Vermillion, along with its prestigious scientific collaborators, has diagnostic programs in gynecologic disease. The company's lead diagnostic, OVA1®, is a blood test for pre-surgical assessment of ovarian tumors for malignancy, using an innovative algorithmic approach. As the first FDA-cleared, protein-based In Vitro Diagnostic Multivariate Index Assay, OVA1 represents a new class of software-based diagnostics. For additional information, including published clinical trials, visit www.vermillion.com.

Forward-Looking Statements

This press release contains forward-looking statements, as that term is defined in the Private Litigation Reform Act of 1995, that involve significant risks and uncertainties, including statements regarding the closing of the private placement, the exercise of the warrants and the expected use of proceeds. Words such as "may," "expects," "intends," "anticipates," "believes," "estimates," "plans," "seeks," "could," "should," "continue," "will," "potential," "projects" and similar expressions are intended to identify forward-looking statements. The forward-looking statements contained in this press release are based on Vermillion's expectations as of the date of this press release. A variety of factors could cause actual results and experience to differ materially from the anticipated results or other expectations expressed in such forward-looking statements. Factors that could cause actual results to materially differ from those projected in such forward-looking statements include but are not limited to: (1) Vermillion's ability to increase the volume of OVA1 sales; (2) Vermillion's ability to market its test through sales channels other than Quest Diagnostics; (3) failures by third-party payers to reimburse OVA1 or changes or variances in reimbursement rates; (4) Vermillion's ability to secure additional capital on acceptable terms to execute its business plan; (5) Vermillion's ability to commercialize OVA1 outside the United States; (6) Vermillion's ability to develop and commercialize additional diagnostic products and achieve market acceptance with respect to these products; (7) Vermillion's ability to compete successfully; (8) Vermillion's ability to obtain any regulatory approval for Vermillion's future diagnostic products; (9) Vermillion's suppliers' ability to comply with FDA requirements for production, marketing and post market monitoring of its products; (10) Vermillion's ability to maintain sufficient or acceptable supplies of immunoassay kits from its suppliers; (11) Vermillion's ability to continue to develop, protect and promote its proprietary technologies; and (12) other factors that are described in Vermillion's Form 10-K for the year ended December 31, 2013 and Vermillion's Form 10-Q for the quarter ended September 30, 2014 filed with the Securities and Exchange Commission (the "SEC"). Vermillion expressly disclaims any obligation to update, amend or clarify any forward-looking statements to reflect events, new information or circumstances occurring after the date of this press release, except as required by law.

Investor Relations Contact:

Michael Wood

LifeSci Advisors LLC

Tel 1-646-597-6983

mwood@lifesciadvisors.com